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Exhibit 4.1

ZQ [NUMBER]	[NUMBER OF SHARES]
CUSIP 78403A 10 6
SEE REVERSE FOR CERTAIN DEFINITIONS

[Logo]
SCO
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
45,000,000 AUTHORIZED SHARES $.001 PAR VALUE

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $.001 PAR VALUE COMMON STOCK OF
THE SCO GROUP, INC.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

        IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated

THE SCO GROUP, INC. CORPORATE SEAL DELAWARE
Secretary		CEO

THE SCO GROUP, INC.
TRANSFER FEE: $25.00 PER NEW CERTIFICATE ISSUED

        The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— as tenants in common — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT —	__________Custodian ___________ (Cust) (Minor) under Uniform Transfers to Minors Act _______________ (State)
Additional abbreviations may also be used though not in the above list.

For Value Received,                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocable constitute and appoint attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guaranteed Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

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  Exhibit 4.1